PURCHASE AGREEMENT
                               ------------------


     For  and  in  consideration  of  the  terms  hereof,  Aberdeen  Development
Corporation of 416 Production Street North, Aberdeen, South Dakota 57401, hereinafter referred to as "Buyer", and APA Enterprises, Inc. of 2950 NE 84th Lane, Blaine, MN 55449, hereinafter referred to as "Seller" agree to the sale and purchase of the following described real property in Brown County, South Dakota as follows:

1.   DESCRIPTION:
     -----------

     North 200 feet of Lot 2 of the ADC 2005-1 Subdivision in Aberdeen, Brown County, South Dakota.

2.   PURCHASE  PRICE: The total purchase price shall be the sum of $ 120,000.00,
     ---------------
     which shall be paid via the retirement of the outstanding loan between the parties as agreed upon on April 13, 2005.

3.   TAXES:  Buyer  to  assume all taxes remaining unpaid and owing for 2005 and
     -----
     thereafter.

4.   TITLE:  Seller  shall  provide  to  Buyer a properly executed Warranty Deed
     -----
     conveying to Buyer from Seller good and merchantable title to said premises, subject to all zoning regulations, restrictive covenants, reservations, rights-of-way and easements of record, and any rights of tenants and lessees. Buyer acknowledges the premises are unimproved and agrees to take premises in 'as-is' condition.

5.   TITLE  INSURANCE:  Buyer to obtain title insurance at the Buyer's expense.
     ----------------

6.   TRANSFER  TAX:  Buyer  shall  be  responsible  for and pay the transfer tax
     -------------
     required to be paid upon recording of the deed to transfer.

7.   RECORDING FEE: Buyer shall bear the expense of recording the deed.
     --------------

8.   POSSESSION:  Buyer  shall  have  possession of said premises from and after
     ----------
     closing.

9.   CLOSING DATE: The closing date shall be on or about June 1, 2005.
     -------------                                       ------------


                                                              DUPLICATE ORIGINAL
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
     Dated this   1st   day of  June , 2005.
                 -----         ------


ABERDEEN  DEVELOPMENT                            APA  ENTERPRISES,  INC.
   CORPORATION

By:  /s/ Larry Frost                             By:  /s/  Anil  Jain
   ---------------------------                      ----------------------------
   Larry  Frost                                     Dr.  Anil  Jain

   Its:  President                                  Its:  President
         ---------------------                            ----------------------
                       BUYER                                            SELLER


WITNESS:                                         WITNESS:

/s/ Christopher A. Haas                                    /s/  Daniel  Herzog
------------------------------
  Christopher A. Haas                                      Daniel  Herzog
  ----------------------------------


                                                              DUPLICATE ORIGINAL
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